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                                                                     Exhibit 5.1



November 22, 1999


Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, PA 15108


Ladies and Gentlemen:

         We have acted as counsel to Atlas Pipeline Partners, L.P., ("Atlas"), a Delaware limited partnership, in connection with the preparation and filing by Atlas of a registration statement (the "Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 2,500,000 common units of limited partnership interest of Atlas (the "Common Units"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Common Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the amendments thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.



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         Based upon and subject to the foregoing, we are of the opinion that:

         1. Atlas is a limited partnership which has been duly formed, is validly existing and is in good standing under the Delaware Revised Uniform Limited Partnership Act.

         2. Atlas has full power and authority to issue the Common Units.

         3. When issued as set forth in the Registration Statement, the Common Units will be validly issued, fully paid and non-assessable, except as such nonassessment may be affected by the matters described in the prospectus included in the Registration Statement (the "Prospectus") under the caption "The Partnership Agreement--Limited Liability."



         The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act, as currently in effect.

         We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Ledgewood Law Firm
                                        --------------------------------
                                        LEDGEWOOD LAW FIRM




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